Exhibit 23.3

               [LETTERHEAD OF SHATSWELL, MACLEOD & COMPANY, P.C.]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Pemi Bancorp, Inc.:

         We consent to the use of our report dated January 16, 1997, except for
Note 10, as to which the date is March 7, 1997,and Note 18, as to which the date is March 14, 1997, on the consolidated financial statements of Pemi Bancorp, Inc. included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

                                         /s/ SHATWELL, MACLEOD & COMPANY, P.C.


West Peabody, Massachusetts
August 6, 1997